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                                                                      EXHIBIT 11

                              EQUITRAC CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE

                    (in thousands, except earnings per share)


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
                                                        THREE MONTHS ENDED          NINE MONTHS ENDED
                                                            NOVEMBER 30,               NOVEMBER 30,
                                                       -------------------         -------------------
                                                        1997         1996           1997          1996
                                                       -----         -----         -----         -----
Weighted average number of common shares
    outstanding                                        3,497         3,413         3,483         3,402

Common share equivalents arising from dilutive
    options                                              282           165           246           139
                                                       -----         -----         -----         -----
                                                       3,779         3,578         3,729         3,541
                                                       =====         =====         =====         =====

Earnings per share                                     $0.22         $0.18         $0.61         $0.53
                                                       =====         =====         =====         =====



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